UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM NPORT-P
Monthly Portfolio Investments Report

NPORT-P: Filer Information

		Part A		
Item A.1.	a.	Name of Registrant	Millennium Investment Acquisition	
	b.	Investment Company Act file number of Registrant	811-22156	
	c.	CIK Number of Registrant	0001358656	
	e.	Address and telephone number of Registrant	301 Winding Road Old Bethpage, NY 11804 212-750-0371	
Item A.3.	a.	Date of fiscal year-end.	12/31/2019	
	b.	Date as of which information is reported	6/30/2020	
Item A.4.		Does the Fund anticipate tha this will be its final filing on Form N-PORT	No	
		Part B		
Item B.1.	a.	Total Assets	$	15,341,397
	b.	Total Liabilities	$	46,361
	c.	Net Assets	$	15,295,036
		Part C		
Item C.1.	c.	Title of issue or description of investment	SMC Global Securities Limited	
Item C.2.	a.	Balance	8,804,690	
	b.	Currency	Indian rupee	
	c.	Value	$	4,875,412
	d.	Percentage value compared to net assets of Fund	32%	
Item C.4.	a.	Asset type	equity shares	
	b.	Issuer type	other	
Item C.5.	a.	ISO code for issuer country	IND	
Item C.6.		is investment Restricted security	No	
		Part C		
Item C.1.	c.	Title of issue or description of investment	Millennium HI Carbon LLC	
Item C.2.	a.	Balance		
	b.	Currency	US Dollar	
	c.	Value	$	6,683,791
	d.	Percentage value compared to net assets of Fund	55%	
Item C.4.	a.	Asset type	other	
	b.	Issuer type	other	
Item C.5.	a.	ISO code for issuer country	USA	

Signature

The Registrant has duly caused this report to be signed on its behalf by the undersigned

Registrant: Millennium Investment & Acquisition
Name: David H. Lesser
Title: Chairman, CEO, Secretary & Treasurer
Date: 8/19/20

By (Signature):